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                                                                       Exhibit 5


                           Clifford M. Sladnick, Esq.
                             St. Paul Bancorp, Inc.
                             6700 West North Avenue
                            Chicago, Illinois  60707

                                 April 15, 1998

Board of Directors
St. Paul Bancorp, Inc.
6700 West North Avenue
Chicago, Illinois 60707

Ladies and Gentlemen:

     I am Senior Vice President, Corporate Secretary and General Counsel to
St. Paul Bancorp, Inc. (the "Corporation"), a Delaware corporation. This opinion letter has been prepared in connection with the Corporation's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed offering of shares of common stock, par value $.01 per share, all of which shares (the "Shares") are to be issued by the Corporation in accordance with the terms of the Agreement and Plan of Merger, dated as of March 15, 1998, by and between the Corporation and Beverly Bancorporation, Inc. (the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, I have examined copies of the following documents:

     1.   An executed copy of the Registration Statement;

     2.   An executed copy of the Agreement;

     3. The Certificate of Incorporation of the Corporation, with amendments thereto;

     4.   The Bylaws of the Corporation, as amended to date; and
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     5.   Resolutions of the Board of Directors of the Corporation adopted at a meeting held on March 13, 1998, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

     In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to me, and the conformity with the original documents of all documents submitted to me as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. I express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, I am of the opinion that following (i) effectiveness of the Registration Statement, (ii) effectiveness of the Certificate Amendment (as defined in the Registration Statement) under the DGCL; (iii) issuance of the Shares pursuant to the terms of the Agreement, and (iv) receipt by the Corporation of the consideration for the Shares specified in the Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

     I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without my prior written consent.

     I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                 Very truly yours,


                                 /s/  Clifford M. Sladnick
                                      Senior Vice President, Corporate
                                       Secretary and General Counsel